EXHIBIT 7C

For period ending 01/31/2011 file number 811-09253.

List the name of each series or portfolio and give a consecutive number to each series or portfolio starting with the number 1. Use this same numerical designation for each series or portfolio in the series information block in the top right corner of the screens submitted in this filing and in all subsequent filings on this form. This information is required each time the form is filed.

For the funds over #99, interested parties could refer to the most recent shareholder report for financial information.


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Series
Number   Series Name                                                  Is this the last filing for this Series?
                                                                                      (Y/N)

123	Wells Fargo Advantage Capital Growth Fund					N
152	Wells Fargo Advantage Classic Value Fund					N
153	Wells Fargo Advantage Core Equity Fund						N
154	Wells Fargo Advantage Disciplined U.S. Core Fund				N
155	Wells Fargo Advantage Disciplined Value Fund					N
120	Wells Fargo Advantage Endeavor Select Fund			 		N
125	Wells Fargo Advantage Growth Fund						N
156	Wells Fargo Advantage Intrinsic Value Fund					N
157	Wells Fargo Advantage Large Cap Core Fund					N
127	Wells Fargo Advantage Large Cap Growth Fund					N
124	Wells Fargo Advantage Large Company Value Fund					N
158	Wells Fargo Advantage Omega Growth Fund						N
159	Wells Fargo Advantage Premier Large Company Growth Fund				N
148	Wells Fargo Advantage Social Sustainability Fund				N
160	Wells Fargo Advantage Strategic Large Cap Growth Fund				N


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